EXHIBIT 10.2

THIS CONVERTIBLE DEBENTURE IS SUBJECT TO A SUBSCRIPTION AGREEMENT DATED, 2007.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS (“BLUE SKY LAWS”).  ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND AS REQUIRED BY BLUE SKY LAWS IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE BORROWER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND BLUE SKY LAWS.

10% CONVERTIBLE DEBENTURE

$___________

SINOFRESH HEALTHCARE, INC., a Florida corporation (the “Company”), hereby promises to pay to the order of  _________________ (“Holder”) the sum of __________ Dollars ($__________), with interest at the rate of ten percent (10%) per annum until paid, payable annually.  All outstanding principal and accrued and unpaid interest shall become due eighteen (18) months from the date upon which this Convertible Debenture (“Debenture”) is executed (the “Maturity Date”).  All payments due and owing under this Debenture shall be subject to the terms and conditions set forth herein.

1.	Agreement.

The Debenture is issued pursuant to that certain Subscription Agreement (the “Agreement”), dated the same date as first set forth herein, by and between Company and Holder, which is hereby incorporated by reference.

2.	Register.

The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Holder of the Debenture or for the registration of a transfer of the Debenture to a different Holder.

3.	Loss, Theft, Destruction or Mutilation of the Debenture.

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Debenture and, in the case of any such loss, theft or destruction, upon receipt of an indemnity bond in such reasonable amount as the Company may determine (or if such Debenture is held by the original Holder of an unsecured indemnity agreement reasonably satisfactory to the Company) or, in the case of any such mutilation, upon surrender and cancellation of such Debenture, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Debenture, a new Debenture of like tender and unpaid principal amount and dated as of the date to which interest has been paid on the Debenture so lost, stolen, destroyed or mutilated.

4.	Registered Holder.

The Company may deem and treat the person in whose name any Debenture is registered as the absolute owner and Holder of such Debenture for the purpose of receiving payment of the principal of and interest on such Debenture and for the purpose of any notices, waivers or consents thereunder, whether or not such Debenture shall be overdue, and the Company shall not be affected by notice to the contrary.  Payments with respect to any Debenture shall be made only to the registered Holder thereof.

5.	Surrender of the Debenture.

The Company may, as a condition of payment of all or any of the principal of, and interest on, the Debenture, or its conversion, require Holder to present the Debenture for notation of such payment and, if the Debenture be paid in full or converted at the election of Holder as herein provided, require the surrender hereof.

6.	Conversion.

At any time prior to or at the Maturity Date and solely at the option of the Holder, all principal and accrued interest of this Debenture (the “Convertible Amount”) may be converted to common shares of the Company’s common stock at the share price of ____ Cents ($_____) (the “Conversion Price”).

If, upon the expiration of the Maturity Date, Holder elects NOT to convert this Debenture, all outstanding principal and accrued and unpaid interest shall become due and payable.  Holder shall provide fifteen (15) days written notice to the Company of Holder’s election to convert the Debenture.

7.	Mechanics of Conversion.

Upon either (i) the Company’s receipt of written notice of Holder’s election to convert the Debenture, or (ii) the occurrence of the event described in Section 9 hereof, the principal amount of this Debenture plus any accrued interest shall be deemed converted into such number of shares of the Company’s Common Stock as determined pursuant to Section 7, and no further payments shall thereafter accrue or be owing under the Debenture.  The entire balance due and owing under the Debenture must be converted to Common Stock; no partial conversions will be allowed.  Holder shall return this Debenture to the Company at the address set forth below, or such other place as the Company may require in writing.  Within ten (10) days after receipt of this Debenture, the Company shall cause to be issued in the name of and delivered to Holder at the address set forth above, or to such other address as to which Holder shall have notified the Company in writing, a certificate evidencing the securities to which Holder is entitled.  No fractional securities will be issued upon conversion of the Debenture.  If on conversion of the Debenture a fraction of a security results, the Company shall round up the total number of securities to be issued to Holder to the nearest whole number.

8.	Redemption.

The Debenture shall be redeemable, in whole, at any time or times, on not less than thirteen (13) months after execution of the Agreement, upon payment of one hundred ten percent (110%) of the principal.

9.	Forced Conversion.

In the event that the Company’s common stock sustains a market value equal to or greater than _____ Cents ($____) per share for twenty (20) or more consecutive trading days, the Debenture shall be deemed converted in accordance with Section 7 and no further payments shall thereafter accrue or be owing under the Debenture.

10.	Notice.

Any notice required or desired to be given under this Agreement shall be in writing and shall be deemed given when personally delivered, sent by an overnight courier service, or sent by certified or registered mail to the addresses set forth below, or such other address as to which one party may have notified the other in such manner.

11.	Default.

The following will be “Events of Default” under the Debenture:  (a) the Company shall default on the payment of principal or interest on the Debenture when due; (b) the Company shall default on the observance or performance of any other covenant set forth in the Debenture; (c) the Company shall file a voluntary petition in bankruptcy (or have such a petition filed against it) or have an assignment for the benefit of creditors or other creditor arrangement or similar event occur with respect to it or its assets; or (e) failure to comply with any other term or condition of the Debenture, which shall not have been cured within ten (10) business days after receipt of written notice to the Company.

Upon Default, and at the option of Holder, or Holder’s successors or assigns, with fifteen (15) days written notice to the Company, demand or presentment, Holder may (i) accelerate all amounts due and owing under this Debenture and demand payment immediately and/or (ii) declare the right to exercise any and all remedies available to Holder under applicable law.

12.	Miscellaneous.

(a)           Interest on the principal at the rate of ten percent (10%) per annum calculated using a three hundred sixty (360) day year composed of twelve (12), thirty (30) day months, payable annually, unless otherwise converted to common stock in the Company.

(b)           The Company agrees that all Conversion Shares shall be fully paid and non-assessable.  Company shall pay upon demand any and all expenses, including reasonable attorney fees, incurred or paid by Holder of this Debenture without suit or action in attempting to collect funds due under this Debenture or in connection with the issuance of the Conversion Shares.  In the event an action is instituted to enforce or interpret any of the terms of this Debenture including but not limited to any action or participation by the Company in, or in connection with, a case or proceeding under the Bankruptcy Code or any successor statute, the prevailing party shall be entitled to recover all expenses reasonably incurred at, before and after trial and on appeal or review, whether or not taxable as costs, including, without limitation, attorney fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

(c)           All parties to this Debenture hereby waive presentment, dishonor, notice of dishonor and protest.  All parties hereto consent to, and Holder is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications or waivers of the time for or the terms of payment of any sum or sums due hereunder, or under any documents or instruments relating this Debenture.  Any such action taken by Holder shall not discharge the liability of any party to this Debenture.

(d)           This Debenture shall be governed by and construed in accordance with the laws of the state of Washington without regard to conflict of law principles.

(e)           All payments due and owing under this Debenture shall be delivered to the  address of the Holder.

IN WITNESS WHEREOF, the undersigned has executed this Debenture as of this ____ day of ________, 2007.

SINOFRESH HEALTHCARE, INC.

___________________________
By: Charles Fust
Its: President and Chief Executive Officer

Company’s Address:           516 Paul Morris Drive
Englewood, Florida 34223

With a copy to:                     The Otto Law Group, PLLC
Attn: David M. Otto
601 Union Street, Suite 4500
Seattle, Washington 98101

HOLDER

By:
Its:

Holder’s Address:
_____________
_____________

With a copy to: